Exhibit 15

October 25, 2019

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated October 25, 2019 on our review of interim financial information of United Technologies Corporation, which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statements on Form S-3 (No. 333-234027) and Form S-8 (Nos. 333-234086, 333-234085, 333-234084, 333-228649, 333-225839, 333-207193, 333-197704, 333-183123, 333-177517, 333-175781, 333-150643, 333-125293, 333-110020, 333-100724, 333-100723, 333-100718 and 033-51385) of United Technologies Corporation.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Hartford, CT